PROMISSORY NOTE
                          TIME/INSTALLMENT
            (FIXED RATE - LOANS NOT IN EXCESS OF $250,000)


$146,000.00                                             April 13, 1998

      FOR VALUE RECEIVED, the undersigned (the "Borrower") hereby promises to pay to the order of THE BANK OF NEW YORK (the "Bank") at its 385 Rifle
Camp Road, West Paterson, New Jersey office, One Hundred Forty-Six Thousand and 00/100 Dollars ($146,000.00) in thirty-six (36) equal consecutive installments of principal and interest, in the amount of $__4581.17_____ each, beginning on ____May 23_________________, 1998 and continuing thereafter on the ______23rd_____________ day of each successive month until _________April 23_______________, 2001 when the entire unpaid principal balance hereof and interest thereon shall be due and payable.

      The Borrower agrees to pay interest from the date hereof on the unpaid principal balance of the loan evidenced by this note, at a rate per annum equal to __8.09__% (the "Fixed Rate"), but not to exceed the maximum rate permitted by law.

      Interest shall be computed on the basis of a 360 day year for the actual number of days elapsed, provided that if payment is to be made in equal installments of principal and interest, interest shall be computed on the basis of a 360 day year comprised of twelve 30 day months. Interest shall be payable on the ____23rd___________ day of each month and at the maturity of the loan evidenced by this note.

      If any Event of Default (as hereinafter defined) shall occur and be continuing, the Borrower agrees to pay interest on the unpaid balance of the loan evidenced by this note, payable on demand, at a rate per annum equal to the higher of (i) the rate set forth above plus 2%, and (ii) the Prime Rate plus 2%, but not to exceed the maximum rate permitted by law. "Prime Rate" shall mean, for any day, the prime commercial lending rate of the Bank as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. The
Borrower acknowledges that the Prime Rate is not the lowest rate at which the Bank may make loans or other extensions of credit.

      If any payment of principal of or interest on the loan evidenced by this note becomes payable on a Saturday, Sunday or other day on which the Bank is permitted or required by law to be closed, then such payment shall be extended to the next succeeding business day, and interest shall be payable at the rate set forth above during such extension.

      The loan evidenced by this note may be prepaid at any time, in whole or in part, provided that the Borrower pays to the Bank at the time such prepayment is made (i) accrued interest on the principal amount of the loan being prepaid through the date of prepayment and (ii) an amount determined in accordance with the next paragraph. If the loan evidenced by this note is payable in installments, such prepayment shall be applied to the installments thereof in the inverse order of maturity.

      Upon any prepayment of the loan evidenced by this note, in whole or in part, whether optional or mandatory, by voluntary or involuntary prepayment, by acceleration or otherwise (including as a result of any act caused by a third party including, but not limited to, condemnation, casualty, bankruptcy or otherwise), the Borrower agrees to pay to the Bank at the time such prepayment is made, an amount equal to the principal amount of the loan being prepaid multiplied by (i) if the loan is prepaid during the period from and including the date of the making of the loan to but excluding the first anniversary date of this note, 3%; (ii) if the loan is prepaid during the period from and including the first anniversary date of this note to but excluding the second anniversary date of this note, 2%; and (iii) if the loan is prepaid thereafter, 1%.

      The Bank is authorized to charge any deposit account of the Borrower maintained at the Bank for each principal prepayment hereof on the date made, and for each principal payment and each interest payment and any other amount due hereunder on the due date thereof.

      So long as any obligation of the Borrower to the Bank under this note is outstanding and unpaid:

(a) As of the last day of each fiscal year of the Borrower, the ratio of (i) earnings of the Borrower before interest, taxes, depreciation and amortization for such fiscal year to (ii) the sum of payments of principal on the loan evidenced by this note scheduled to be made during the immediately succeeding fiscal year of the Borrower plus interest expense of the Borrower in respect of the loan evidenced by this note for the immediately succeeding fiscal year of the Borrower shall not be less than 1.25 to 1.00;

(b) The Borrower will not grant, without the prior written consent of the Bank, a security interest in, a lien upon or an assignment of any of its current assets (as so classified in accordance with generally accepted accounting principles) now owned or hereafter acquired, to secure any obligation for the payment of borrowed money indebtedness except indebtedness owed to the Bank;

(c) Promptly upon the Bank's request, the Borrower will furnish to the Bank such information (including, without limitation, financial statements and tax returns of the Borrower) as the Bank shall reasonably request from time to time; and

(d) The Borrower will permit the Bank to inspect and make copies of the Borrower's books and records as the Bank shall reasonably request from time to time.

      If any of the following events (each an "Event of Default") shall occur with respect to any Obligor (which term shall include the Borrower, any guarantor hereof or any hypothecator of any collateral securing this note): (1) failure of any Obligor in the performance of any of such Obligor's covenants herein or in any instrument, document or agreement delivered in connection herewith; (2) default by any Obligor in the payment or performance of any Obligation (which term shall include any and all present or future obligations or liabilities of such Obligor to the Bank, whether incurred by such Obligor as maker, indorser, drawer, acceptor, guarantor, accommodation party, counterparty, purchaser, seller or otherwise, and whether due or to become due, secured or unsecured, absolute or contingent, joint and/or several, and howsoever and whensoever acquired by the Bank); (3) failure of any Obligor to pay when due any other indebtedness for borrowed money, acceleration of the maturity of such indebtedness or the occurrence of any event which with notice or lapse of time, or both, would permit acceleration of such indebtedness; (4) if the Obligor is an individual, the death or incompetence of such Obligor; (5) if the Obligor is not an individual, the dissolution, merger or consolidation of, or the sale or disposal of all or substantially all of the assets of, such Obligor without the prior written consent of the Bank; (6) the financial condition or credit standing of any Obligor shall be or become materially impaired in the sole opinion of the Bank or any of its officers; (7) commencement of any proceeding, procedure or other remedy supplemental to the enforcement of a judgment against any Obligor; (8) any representation or warranty made by any Obligor or any financial or other statement of any Obligor delivered to the Bank by or on behalf of any Obligor proves to be untrue, incorrect or incomplete when made or delivered; (9) the death of the insured under any life insurance policy held as collateral by the Bank for the Obligations of any Obligor with respect to this note, or the non-payment of any premiums on any such life insurance policy; (10) the validity or enforceability of this note, any guarantee hereof or any other document delivered in connection herewith shall be contested or declared null and void or any Obligor shall deny it has any liability or obligation under or with respect to this note, any guarantee hereof or any other document delivered by it in connection herewith; or (11) any Obligor shall make payment on account of any indebtedness subordinated to the indebtedness evidenced by this note in contravention of the terms of such subordination; then the loan evidenced by this note and all accrued interest thereon shall become due and payable forthwith, upon declaration to that effect by the Bank, without notice to Borrower or any other Obligor, anything contained herein or in any other document, instrument or agreement to the contrary notwithstanding. The loan evidenced by this note and accrued interest thereon shall become immediately and automatically due and payable, without presentment, demand, protest or notice of any kind, upon the commencement by or against any Obligor of a case or proceeding under any bankruptcy, insolvency or other law relating to the relief of debtors, the readjustment, composition or extension of indebtedness or reorganization or liquidation (such additional event is also referred to herein as an "Event of Default").

      All obligations of the Borrower to the Bank under this note are secured pursuant to the terms of any security agreement executed by the Borrower in favor of the Bank dated of even date herewith as such agreement may be amended or modified from time to time and any mortgage executed by the Borrower in favor of the Bank dated of even date herewith as such mortgage may be amended or modified from time to time, and any other security agreement and mortgage that the Borrower shall have executed or shall at any time execute in favor of the Bank, and the Bank is entitled to all of the benefits thereof.

      The Bank shall have a lien on the balances of the Borrower now or hereafter on deposit with or held as custodian by the Bank and the Bank shall have full authority to set off such balances against the indebtedness evidenced by this note or any other Obligation of the Borrower, and may at any time, without notice to the extent permitted by law, apply the same to the indebtedness evidenced by this note or such other Obligations, whether due or not.

      The Borrower agrees to pay all costs and expenses incurred by the Bank incidental to or in any way relating to the Bank's enforcement of the obligations of the Borrower hereunder or the protection of the Bank's rights in connection herewith, including, but not limited to, reasonable attorneys' fees and expenses, whether or not litigation is commenced.

      Promptly upon the Bank's request, the Borrower agrees to furnish such information (including, without limitation, financial statements and tax returns of the Borrower) to the Bank and to permit the Bank to inspect and make copies of its books and records, as the Bank shall reasonably request from time to time.

      So long as any obligation of the Borrower to the Bank under this note is outstanding and unpaid, the Borrower agrees that it will not grant, without the prior written consent of the Bank, a security interest in, lien upon or an assignment of, any of its current assets (as so classified in accordance with generally accepted accounting principles) now owned or hereafter acquired, to secure any obligation for the payment of borrowed money indebtedness except indebtedness owed to the Bank.

      The Borrower waives any right to claim or interpose any counterclaim or set-off of any kind in any litigation relating to this note or the transactions contemplated hereby.

      This note may not be amended, and compliance with its terms may not be waived, orally or by course of dealing, but only by a writing signed by an authorized officer of the Bank.

      This note may be assigned by the Bank and its benefits shall inure to the successors, indorsees and assigns of the Bank.

      The Borrower authorizes the Bank to date this note as of the date of the making of the loan evidenced hereby and to complete any blank space herein according to the terms upon which such loan was granted.

      No failure on the part of the Bank to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Bank of any right, remedy or power hereunder preclude any other or future exercise thereof or the exercise of any other right, remedy or power.

      Each and every right, remedy and power hereby granted to the Bank or allowed it by law or other agreement shall be cumulative and not exclusive of any other right, remedy or power and may be exercised by the Bank at any time and from time to time.

      Every provision of this note is intended to be severable; if any term or provision of this note shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

      The Borrower hereby waives presentment, demand, protest and notice of protest, non-payment or dishonor of this note.

      The Borrower represents and warrants that the Borrower is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is duly qualified to do business in the State of New Jersey; that the execution, delivery and performance of this note are within the Borrower's corporate powers and have been duly authorized by all necessary action of its board of directors and shareholders; and that each person executing this note has the authority to execute and deliver this note on behalf of the Borrower.

      The Borrower represents and warrants that the Borrower is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is duly qualified to do business in the State of New Jersey; that the execution, delivery and performance of this note are within the Borrower's corporate powers and have been duly authorized by all necessary action of its board of directors and shareholders; and that each person executing this note has the authority to execute and deliver this note on behalf of the Borrower.

      THE PROVISIONS OF THIS NOTE SHALL BE CONSTRUED AND INTERPRETED, AND ALL RIGHTS AND OBLIGATIONS HEREUNDER DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. THE BORROWER SUBMITS TO THE JURISDICTION OF STATE AND FEDERAL COURTS LOCATED IN THE STATE OF NEW JERSEY AND THE CITY OF
NEWARK IN PERSONAM AND AGREES THAT ALL ACTIONS AND PROCEEDINGS RELATING DIRECTLY OR INDIRECTLY TO THIS NOTE SHALL BE LITIGATED ONLY IN SAID COURTS OR COURTS LOCATED ELSEWHERE AS SELECTED BY THE BANK AND THAT SUCH COURTS ARE CONVENIENT FORUMS. THE BORROWER WAIVES PERSONAL SERVICE UPON IT AND CONSENTS TO SERVICE OF PROCESS BY MAILING A COPY THEREOF TO
IT BY REGISTERED OR CERTIFIED MAIL.

      THE BORROWER AND THE BANK WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF OR IN ANY WAY CONNECTED TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.


STERITEK, INC.                              Address:
                                            121 Moonachie Avenue
                                            Moonachie , New Jersey  07074



By:  __/s/ Albert J. Wozniak________
Albert J. Wozniak
President and Chief Executive Officer